Exhibit 10.1

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment (“Amendment”), made as of August 7, 2012, by and between Recovery Energy, Inc., a Nevada corporation (the “Company”), and each holder identified on the signature page hereto (the “Purchasers”), amends that certain Securities Purchase Agreement, dated as of February 2, 2011, between the Company and the Holders (the “Purchase Agreement”).  Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

Recitals

WHEREAS, the Company issued certain 8% Senior Secured Convertible Debentures due February 8, 2014 pursuant to the Purchase Agreement (the “Debentures”);

WHEREAS, the Company wishes to amend the Purchase Agreement to grant to the Purchasers additional interests in the wells drilled with the proceeds from the Debentures; and

WHEREAS, pursuant to Section 5.5 of the Purchase Agreement, waiver or amendment of any provision in the Purchase Agreement requires a written instrument signed by the Company and Holders holding at least 51% in interest of the Debentures then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

NOW THEREFORE, in consideration of the premises and mutual covenants and obligations herein set forth and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, accepted and agreed to, the parties hereto, intending to be legally bound, hereby agree as follows:

Agreement

1.              Amendment of Purchase Agreement.  The Purchase Agreement is hereby amended to

(a)	Add the following definitions to Section 1.1:

“New Debentures” means those certain 8% Senior Secured Convertible Debentures due February 8, 2014, issued by the Company pursuant to the New Securities Purchase Agreement.

“New Securities Purchase Agreement” means under that certain Securities Purchase Agreement dated as of March 19, 2012, by and among the Company and the parties set forth as “Purchasers” therein.

“Purchaser Group” means the Purchasers and the parties designated as “Purchasers” in the New Securities Purchase Agreement.

(b)	Add the following Section 4.18:

4.18       Well Liens and Working Interests.

(a)      The Company agrees that upon completing or plugging and abandoning one of the wells listed on Schedule A to this Agreement, which schedule shall be amended to include the next four wells drilled by the Company immediately after the wells currently listed on Schedule A, for a total of ten (10) wells in the aggregate (each a “Well” and together the “Wells”), it will grant to the Purchaser Group a first priority lien on such Well and all Property located within the 320-acre spacing unit designated by the state authorities for the applicable Well (the “Well Liens”) to secure its obligations under the New Debentures and the Debentures, and will execute and, where appropriate, file all Security Documents related thereto.

(c)	Add a new Schedule A substantially in the form attached hereto as Attachment 1.

2.            Authority.  Each Purchaser hereby represents and warrants that it is a party to the Purchase Agreement and has full power and authority to enter into this Amendment on the terms set forth herein.

3.            Further Assurances.  Purchasers shall from time to time execute such additional instruments and documents, take such additional actions, and give such further assurances as are or may be reasonable or necessary to implement this Amendment.

4.            Binding Effect.  The terms of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

5.            Reaffirmation of Debenture Terms.  All terms of the Purchase Agreement shall, except as amended hereby, remain in full force and effect, and are hereby ratified and confirmed.

6.            Governing Law.  This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard for principles of conflict of laws thereof.

7.            Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the date first set forth above.

COMPANY

Recovery Energy, Inc.

By:	/s/ Roger A. Parker
Name:	Roger A. Parker
Title:

HOLDERS

Colony Partners, a California general partnership

/s/ Bryan Ezralow
Name:	Bryan Ezralow as Trustee of the Bryan
Ezralow 1994 Trust
Title:	Managing General Partner

Jonathan & Nancy Glaser Family Trust DTD 12/16/1998 Jonathan M. Glaser and Nancy E. Glaser TTEES

/s/ Jonathan Glaser
Name:	Jonathan Glaser
Title:	Trustee

T.R. Winston & Company, LLC

/s/ John W. Galuchie, Jr.
Name:	John W. Galuchie, Jr.
Title:	President

Wallington Investment Holdings, Ltd.

/s/ Michael Khoury
Name:	Michael Khoury
Title:	Director

Steven B. Dunn and Laura Dunn Revocable Trust DTD 10/28/10, Steven B. Dunn & Laura Dunn TTEES

/s/ Steven B. Dunn
Name:	Steven B. Dunn
Title:	Trustee

Attachment 1

SCHEDULE A

Wells

1.	Hansen 42-26 well (“Wellbore”) located in the SE/4NE/4 of Section 26, T16N-R61W, Laramie County, WY, API: 4902120941.
2.	Lukassen 44-7 well (“Wellbore”) located in the SE/4SE/4 of Section 7, T15N-R56W, Kimball County, NE, API: 2610522719.
3.
SLW STATE PC BB18-67HN well located in Section 18, Township 5 North, Range 65 West of the 6th P.M., Weld County, Colorado, at a location of 1702 feet from the north line, and 631 feet from the west line, and a target terminus of 1,365 feet from the north line, and 535 feet from east line.

4.
SLW STATE PC BB18-65HN well, located in Section 18 of Township 5 North, Range 63 West of the 6th P.M., Weld County, Colorado, at a location of 1,732 feet from the north line, and 632 feet from west line, and a target terminus of 2,491 feet from the north line, and 535 feet from the east line.

5.
VINCE STATE B13-63HN well, located in Section 18 of Township 5 North, Range 63 West of the 6th P.M., Weld County, Colorado, at a location of 1,879 feet from the south line, and 2,540 feet from the east line, and a target terminus of 1,320 feet from the south line, and 2,105 feet from the east line.

6.	VRTATKO 12-1 well, located in SW/4NW/4 of Section 1, T18N-R58W, Banner County, NE, API: 26-007-21988-00-00.